Exhibit 99.1

Acadia Realty Trust

(914) 288-8100

Acadia Realty Trust Reports Second Quarter 2026 Operating Results

Key Highlights for the three months ended June 30, 2026 (and subsequent to the quarter as indicated) include:

•
Second quarter GAAP net earnings of $0.05 per share (compared to $0.01 in second quarter 2025) and FFO As Adjusted of $0.31 per share (compared to $0.28 in second quarter 2025)
•
Second quarter REIT Portfolio same-property NOI increased 8.7%, driven by street retail which increased 15.6%
•
Delivered REIT Portfolio cash leasing spreads on new leases of 91% driven by street retail
•
Grew its SNO Pipeline in excess of 50% to $16.5 million (from $10.5 million at March 31, 2026) on record new leasing volume of approximately $8.9 million, of which approximately $6.5 million was from new street and urban leases
•
Completed approximately $652 million of accretive year-to-date total acquisitions, including $228 million in the REIT Portfolio, of which $149 million was completed during the second quarter to date, and $424 million in Investment Management
•
Fully funded, on a forward basis, its REIT Portfolio acquisition pipeline and its Henderson development project with a common equity issuance of approximately $200 million during the second quarter
•
Profitably disposed and recapitalized approximately $211 million and $504 million, respectively, year-to-date through the Investment Management platform, with approximately $107 million of dispositions completed during the second quarter
•
Raised full-year 2026 guidance: GAAP net earnings to $0.40-$0.41 per share (from $0.37-$0.39) and FFO As Adjusted to $1.24-$1.26 per share (from $1.22-$1.26)

RYE, NY (July 28, 2026) - Acadia Realty Trust (NYSE: AKR) (“Acadia” or the “Company”) today reported operating results for the quarter ended June 30, 2026. All per share amounts are on a fully-diluted basis, where applicable. Acadia owns and operates a high-quality real estate portfolio of street and open-air retail properties in the nation's most dynamic retail corridors (“REIT Portfolio”), along with an investment management platform that targets opportunistic and value-add investments through its institutional co-investment vehicles (“Investment Management”).

1

Kenneth F. Bernstein, President and CEO of Acadia, commented:

“We delivered an exceptional second quarter that reaffirms the strength of our street retail thesis, with accelerating operating fundamentals and the proven benefits of scale converging across our must-have corridors. This operating momentum gives us the confidence to again raise our full-year guidance, reflecting 10% year-over-year growth at the midpoint. Our in-place REIT Portfolio generated same-property NOI growth of 8.7% for the quarter, while record leasing activity, in both volume and rental rate, produced high double-digit spreads on new leases. We complemented this internal growth with approximately $652 million of accretive REIT and Investment Management acquisitions year-to-date, further deepening our scale on the streets where we already operate. With strong in-place performance, a fully funded acquisition and development pipeline, and the outsized returns that scale creates on our irreplaceable street retail corridors, we are confident in our ability to drive meaningful earnings growth and long-term value for shareholders.”

Financial Results

A complete reconciliation, in dollars and per share amounts, of (i) net earnings attributable to Acadia to Funds From Operations (“FFO”) (as defined by the National Association of Real Estate Investment Trusts “NAREIT”) and FFO As Adjusted attributable to common shareholders and Common OP Unit holders and (ii) operating income to net operating income (“NOI”) and definitions of non-GAAP metrics are included in the financial tables of this release. The amounts discussed below are net of noncontrolling interests (except for the Common OP Unit holders) and all per share amounts are on a fully-diluted basis.

Net Income

•
Net income per share for the three months ended June 30, 2026 was $0.05. This compares with net income per share for the three months ended June 30, 2025 of $0.01. The increase was primarily due to a gain on sale of properties in 2026.

NAREIT FFO

•
NAREIT Funds From Operations (“NAREIT FFO”) for the quarter ended June 30, 2026 was $43.1 million, or $0.30 per share, as compared to $38.1 million, or $0.27 per share, for the quarter ended June 30, 2025.

FFO As Adjusted

•
FFO As Adjusted for the quarter ended June 30, 2026 was $44.7 million, or $0.31 per share, as compared to $38.7 million, or $0.28 per share, for the quarter ended June 30, 2025.

REIT Portfolio Same-Property NOI

•
Same-Property NOI grew 8.7% for the second quarter, primarily driven by 15.6% growth from the street retail portfolio. These amounts exclude developments and redevelopments.

2

REIT Portfolio Occupancy and Leasing Update

•
As of June 30, 2026, economic occupancy and leased occupancy increased 30 and 40 basis points to 94.4% and 95.7%, respectively, compared to 94.1% and 95.3% as of March 31, 2026.
•
For the quarter ended June 30, 2026, conforming cash leasing spreads on new leases were 91%, and 78% inclusive of renewal leases.

Signed Not Opened Update

The following summarizes the activity, at the Company’s pro-rata share, of ABR of its signed not opened pipeline during the second quarter (amounts in millions):

	Balance at March 31, 2026	Commencing ABR	New Leases	Balance at June 30, 2026
REIT Portfolio (Same-property)	$4.5	$(2.2)	$4.1	$6.4
REIT Portfolio (Development/Redevelopment/Prestabilized)	5.2	(0.2)	2.8	7.8
Investment Management	0.8	(0.5)	2.0	2.3
Total	$10.5	$(2.9)	$8.9	$16.5

Transactional Activity

During the quarter ended June 30, 2026, the Company completed approximately $120 million of accretive street retail acquisitions within its REIT Portfolio, with an additional $29 million of street retail acquisitions completed subsequent to quarter end for an aggregate of $149 million.

These transactions bring year-to-date acquisition volume to $652 million, including $79 million and $424 million (approximately $85 million at the Company’s share) of REIT Portfolio and Investment Management acquisitions completed in the first quarter. All REIT Portfolio acquisitions are on streets where the Company is building or further expanding its existing scale, with a robust pipeline of potential acquisitions on those same streets.

REIT Portfolio Acquisitions

•
Boston, Massachusetts. In April 2026, the Company acquired 4-6 Newbury Street and 28 Newbury Street for an aggregate purchase price of $110 million, expanding its presence on Newbury Street, Boston’s premier luxury shopping corridor. The properties are leased to two of the world’s most iconic luxury brands and provide a near-term opportunity to capture significant rental growth as a key retail lease approaches expiration.
•
West Hollywood, Los Angeles, California. In July 2026, the Company acquired 8800-8804 Melrose Avenue for a purchase price of $29 million, sourced in collaboration with Osiris Ventures. Located in the heart of West Hollywood’s ascendant luxury retail corridor, in close proximity to the Company’s Melrose Place portfolio, the property directly complements and expands the Company’s scale within its West Hollywood corridor. The property is leased to Jacquemus, the acclaimed French luxury fashion house.

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Additionally, the site includes a parking lot that can accommodate additional retail GLA, offering embedded upside that would more than double the building’s square footage.
•
Manhattan, New York (Flatiron/Union Square). In June 2026, the Company acquired 129 Fifth Avenue, located in the Flatiron District of Manhattan for a purchase price of $10 million, further increasing its scale in a key corridor.

Investment Management Platform Dispositions

During the second quarter, the Company, through its Investment Management platform, completed the disposition of three properties for $107 million, of which the Company’s share was approximately $21 million. Details of the dispositions are discussed below. Year-to-date, the Company has disposed of a total of approximately $715 million, including recapitalizations of $504 million, of which the Company’s share was $142 million. These fund dispositions and the Fund V recapitalization (completed in the first quarter) generated a weighted average gross equity multiple of approximately 1.9x.

•
Vernon, Connecticut (Fund V). During June 2026, the Company completed the disposition of Tri-City Plaza for $62.5 million, of which the Company’s share was approximately $11.3 million.
•
Canton, Michigan (Fund V). During June 2026, the Company completed the disposition of New Towne Center for $23.5 million, of which the Company’s share was $4.7 million.
•
Warwick, Rhode Island (Fund IV). During April 2026, the Company completed the disposition of 650 Bald Hill Road for $20.5 million, of which the Company’s share was approximately $4.3 million.

Balance Sheet

Equity Activity:

•
During the second quarter, raised approximately $200 million from the sale of its common shares through an underwritten public offering in connection with forward sale agreements.
•
Additionally, during the second quarter, the Company settled approximately 3.8 million shares of previously issued forward equity contracts for cash proceeds of approximately $72.1 million. The Company currently has unsettled forward equity contracts to sell 17.8 million shares for aggregate net proceeds of approximately $369 million to accretively fund its REIT Portfolio acquisition pipeline and its Henderson Avenue development project in Dallas, TX.

Extension and Expansion of $1.425 Billion Corporate Credit Facility

•
In April 2026, the Company amended and upsized its corporate credit facility as previously disclosed by $250 million to $1.425 billion, and extended maturity dates. The credit facility has an accordion feature that allows the Company to increase the capacity to $2.0 billion. The facility was oversubscribed and priced at improved spreads relative to the prior facility.

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Pro-Rata REIT Portfolio and Investment Management Debt-to-EBITDA (as adjusted):

•
Net Debt-to-EBITDA, as adjusted, inclusive of pro-rata share of Investment Management platform debt and unsettled forward equity contracts as discussed above, was 5.1x at June 30, 2026. Refer to the second quarter 2026 Supplemental Information package for reconciliations and details on financial ratios.

No Significant REIT Portfolio Debt Maturities until 2029:

•
The Company has REIT Portfolio debt maturing (as extended) of 2.4%, 2.5%, and 7.1% in 2026, 2027, and 2028, respectively.

Guidance

The Company increased its full year Net Earnings, NAREIT FFO and FFO As Adjusted guidance. The following updated guidance is based upon Acadia’s current view of market conditions and assumptions for the year ended December 31, 2026.

	2026 Guidance [1]
	Revised	Prior

Net earnings per share attributable to Acadia	$0.40-$0.41	$0.37-$0.39
Depreciation of real estate and amortization of leasing costs (net of noncontrolling interest share other than Common OP Units)	0.96-0.97	0.95-0.97
Gain on disposition on real estate properties (net of noncontrolling interest share other than Common OP Units)	(0.24)	(0.22)
Adjustment of redeemable noncontrolling interest to estimated redemption value	0.04	0.04
Noncontrolling interest in Operating Partnership	0.03	0.03
NAREIT FFO per share attributable to Common Shareholders and Common OP Unit Holders	$1.19-$1.21	$1.17-$1.21
Adjustments to FFO:
Transaction and other expenses [2]	0.05	0.05
FFO As Adjusted per share attributable to Common Shareholders and Common OP Unit Holders [3]	$1.24-$1.26	$1.22-$1.26

1.
Totals may not foot due to rounding.
2.
Transaction and other expenses include those costs that the Company believes are not reflective of ongoing core operating results, including investment transaction costs, debt extinguishment costs and employee retirement costs.
3.
Refer to the “Notes to Financial Highlights” on page 12 of this release for definitions of non-GAAP measures

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Management will conduct a conference call on Wednesday, July 29, 2026 at 11:00 AM ET to review the Company’s earnings and operating results. Participant registration and webcast information is listed below.

Live Conference Call:
Date:	Wednesday, July 29, 2026
Time:	11:00 AM ET
Participant call:	Second Quarter 2026 Dial-In
Participant webcast:	Second Quarter 2026 Webcast
Webcast Listen-only and Replay:	www.acadiarealty.com/investors under Events, Presentations & Portfolio Updates

The Company uses, and intends to use, the Investors page of its website, which can be found at https://www.acadiarealty.com/investors, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations and certain portfolio updates. Additionally, the Company also uses its LinkedIn profile to communicate with its investors and the public. Accordingly, investors are encouraged to monitor the Investors page of the Company's website and its LinkedIn profile, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts.

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth. Acadia owns and operates a high-quality real estate portfolio of street and open-air retail properties in the nation's most dynamic retail corridors (“REIT Portfolio”), along with an investment management platform that targets opportunistic and value-add investments through its institutional co-investment vehicles (“Investment Management”). For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain statements in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for the purposes of complying with those safe harbor provisions, in each case, to the extent applicable. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations (including with regards to its acquisition pipeline and development activities) are generally identifiable by the use of words, such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project,” or the negative thereof, or other variations thereon or comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results and financial performance to be materially different from future results

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and financial performance expressed or implied by such forward-looking statements, including, but not limited to: (i) macroeconomic conditions, including due to geopolitical instability (such as ongoing armed conflicts and heightened regional tensions in the Middle East), contemplated tariff increases and other trade restrictions, which may lead to a disruption of or lack of access to the capital markets, disruptions and instability in the banking and financial services industries and rising inflation; (ii) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (including the potential acquisitions discussed in this press release); (iii) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, including the impact of recently announced tariffs on our tenants and their customers, and their effect on the Company’s and our tenants' revenues, earnings and funding sources and those of our tenants; (iv) increases in the Company’s borrowing costs as a result of rising inflation, changes in interest rates and other factors; (v) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (vi) the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (vii) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (viii) the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; (ix) the Company’s potential liability for environmental matters; (x) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xi) the economic, political and social impact of, and uncertainty surrounding, any future public health crisis which may adversely affect us and our tenants’ business, financial condition, results of operations and liquidity; (xii) uninsured losses; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology (“IT”) security breaches, including increased cybersecurity risks relating to the use of remote technology and artificial intelligence (“AI”); (xv) risks associated with our use of AI tools, which could result in reputational harm, and legal or regulatory liability; (xvi) the loss of key executives; and (xvii) the accuracy of the Company’s methodologies and estimates regarding corporate responsibility metrics, goals and targets, tenant willingness and ability to collaborate towards reporting such metrics and meeting such goals and targets, and the impact of governmental regulation on our corporate responsibility efforts.

The factors described above are not exhaustive and additional factors could adversely affect the Company’s future results and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other periodic or current reports the Company files with the SEC. Any forward-looking statements in this press release speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any changes in the Company’s expectations with regard thereto or changes in the events, conditions or circumstances on which such forward-looking statements are based.

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Acadia Realty Trust and Subsidiaries

Condensed Consolidated Statements of Operations (1)

(Unaudited, Dollars and Common Shares and Units in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues
Rental	$91,188	$98,297	$189,756	$200,937
Other	4,235	2,295	8,659	4,049
Total revenues	95,423	100,592	198,415	204,986

Expenses
Depreciation and amortization	35,162	39,269	75,317	78,709
General and administrative	11,782	11,532	27,085	23,129
Real estate taxes	12,735	13,317	25,657	26,620
Property operating	17,039	17,524	35,288	35,804
Impairment charges	—	18,190	—	24,640
Total expenses	76,718	99,832	163,347	188,902

Gain on disposition of properties	3,969	—	146,117	—
Operating income	22,674	760	181,185	16,084
Equity in earnings (losses) of unconsolidated affiliates	13,929	(4,191)	12,421	(5,904)
Interest income	6,557	6,358	11,345	12,454
Realized and unrealized holding (losses) gains on investments and other	(33)	(54)	(649)	1,567
Interest expense	(20,143)	(23,604)	(42,195)	(46,851)
Loss on change in control	—	—	—	(9,622)
Income (loss) from continuing operations before income taxes	22,984	(20,731)	162,107	(32,272)
Income tax provision	(154)	(211)	(166)	(327)
Net income (loss)	22,830	(20,942)	161,941	(32,599)
Net loss attributable to redeemable noncontrolling interests	981	1,724	1,679	3,393
Net (income) loss attributable to noncontrolling interests	(12,773)	21,181	(122,105)	32,777
Net income attributable to Acadia shareholders	$11,038	$1,963	$41,515	$3,571
Less: earnings attributable to unvested participating securities	(332)	(338)	(665)	(677)
Less: adjustment of redeemable noncontrolling interests to estimated redemption value	(3,868)	—	(5,661)	—
Income from continuing operations net of income attributable to participating securities for diluted earnings per share	$6,838	$1,625	$35,189	$2,894

Weighted average shares for basic earnings per share	133,627	130,981	132,444	126,182
Weighted average shares for diluted earnings per share	133,825	130,981	132,642	126,182

Net earnings per share - basic (2)	$0.05	$0.01	$0.27	$0.02
Net earnings per share - diluted (2)	$0.05	$0.01	$0.27	$0.02

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Acadia Realty Trust and Subsidiaries

Reconciliation of Consolidated Net Income to Funds from Operations and Funds from Operations As Adjusted (1,3)

(Unaudited, Dollars and Common Shares and Units in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net income attributable to Acadia	$11,038	$1,963	$41,515	$3,571

Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share other than Common OP Units)	35,113	31,665	70,964	63,272
Impairment charges (net of noncontrolling interests' share other than Common OP Units)	—	4,185	—	5,768
(Gain) loss on disposition of properties (net of noncontrolling interests' share other than Common OP Units)	(3,601)	86	(34,555)	86
Loss on change in control	—	—	—	9,622
Income attributable to Common OP Unit holders	580	108	2,076	204
Distributions - Preferred OP Units	5	67	10	134
Funds from operations attributable to Common Shareholders and Common OP Unit holders - Diluted	$43,135	$38,074	$80,010	$82,657

Transaction and other expenses	1,523	152	5,881	678
Unrealized holding loss (gain) (net of noncontrolling interest share)	33	494	649	(1,178)
Tenant lease settlement	—	—	—	(8,309)
FFO As Adjusted attributable to Common Shareholder and Common OP Unit holders [1]	$44,691	$38,720	$86,540	$73,848

Funds From Operations per Share - Diluted
Weighted-average shares outstanding	133,825	130,981	132,642	126,182
Weighted-average OP Units outstanding	8,543	7,672	8,424	7,828
Assumed conversion of Preferred OP Units to Common Shares	25	256	25	256
Weighted-average number of Common Shares and Common OP Units	142,393	138,909	141,091	134,266

Diluted Funds From Operations, per Common Share and Common OP Unit	$0.30	$0.27	$0.57	$0.62

Diluted Funds From Operations As Adjusted, per Common Share and Common OP Unit	$0.31	$0.28	$0.61	$0.55

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Acadia Realty Trust and Subsidiaries

Reconciliation of Consolidated Operating Income to Net Property Operating Income (“NOI”) (1)

(Unaudited, Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Consolidated operating income	$22,674	$760	$181,185	$16,084
Add back:
General and administrative	11,782	11,532	27,085	23,129
Depreciation and amortization	35,162	39,269	75,317	78,709
Impairment charges	—	18,190	—	24,640
Gain on disposition of properties	(3,969)	—	(146,117)	—
Less:
Above/below-market rent, straight-line rent and other adjustments	(5,556)	(3,194)	(12,541)	(5,906)
Termination income	—	—	—	(8,366)
Consolidated NOI	60,093	66,557	124,929	128,290

Redeemable noncontrolling interest in consolidated NOI	(1,659)	(1,376)	(3,499)	(3,264)
Noncontrolling interest in consolidated NOI	(10,244)	(19,489)	(25,241)	(37,144)
Less:
Operating Partnership's interest in Investment Management NOI included above	(4,701)	(7,936)	(12,243)	(14,683)
Add back:
Operating Partnership's share of unconsolidated joint ventures NOI (4)	1,641	873	2,999	2,160
REIT Portfolio NOI	$45,130	$38,629	$86,945	$75,359

Reconciliation of Same-Property NOI

(Unaudited, Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
REIT Portfolio NOI	$45,130	$38,629	$86,945	$75,359
Less properties excluded from Same-Property NOI	(5,566)	(2,243)	(8,538)	(2,295)
Same-Property NOI	$39,564	$36,386	$78,407	$73,064

Percent change from prior year period	8.7%		7.3%

Components of Same-Property NOI:
Same-Property Revenues	$54,573	$50,560	$109,283	$102,002
Same-Property Operating Expenses	(15,009)	(14,174)	(30,876)	(28,938)
Same-Property NOI	$39,564	$36,386	$78,407	$73,064

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Acadia Realty Trust and Subsidiaries

Condensed Consolidated Balance Sheets (1)

(Unaudited, Dollars in thousands, except shares)

As of:
	June 30, 2026	December 31, 2025
Assets
Investments in real estate, at cost
Buildings and improvements	$3,089,483	$3,421,366
Tenant improvements	324,002	339,414
Land	1,176,836	1,147,236
Construction in progress	30,564	32,969
Right-of-use assets - finance leases	61,366	61,366
Total	4,682,251	5,002,351
Less: Accumulated depreciation and amortization	(1,004,812)	(1,018,597)
Operating real estate, net	3,677,439	3,983,754
Real estate under development	194,222	167,051
Net investments in real estate	3,871,661	4,150,805
Notes receivable, net ($2,180 and $1,638 of allowance for credit losses as of June 30, 2026 and December 31, 2025, respectively)	154,501	154,892
Investments in and advances to unconsolidated affiliates	263,598	161,955
Other assets, net	194,661	223,980
Right-of-use assets - operating leases, net	21,589	23,594
Cash and cash equivalents	32,960	38,818
Restricted cash	16,272	18,081
Rents receivable, net	55,430	65,027
Assets of property held for sale	6,835	—
Total assets	$4,617,507	$4,837,152

Liabilities:
Mortgage and other notes payable, net	$480,045	$893,944
Unsecured notes payable, net	1,113,650	879,462
Unsecured line of credit	43,323	89,500
Accounts payable and other liabilities	229,641	273,479
Lease liabilities - operating leases	23,852	25,972
Dividends and distributions payable	29,185	28,526
Distributions in excess of income from, and investments in, unconsolidated affiliates	16,914	16,838
Total liabilities	1,936,610	2,207,721
Commitments and contingencies
Redeemable noncontrolling interests	4,499	9,113

Equity:
Common shares, $0.001 par value per share, authorized 200,000,000 shares, issued and outstanding 137,329,896 and 131,036,560 shares as of June 30, 2026 and December 31, 2025, respectively	137	131
Additional paid-in capital	2,829,749	2,710,651
Accumulated other comprehensive income	25,838	15,585
Distributions in excess of accumulated earnings	(519,027)	(500,720)
Total Acadia shareholders’ equity	2,336,697	2,225,647
Noncontrolling interests	339,701	394,671
Total equity	2,676,398	2,620,318
Total liabilities, redeemable noncontrolling interests, and equity	$4,617,507	$4,837,152

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Acadia Realty Trust and Subsidiaries

Notes to Financial Highlights:

(1)
For additional information and analysis concerning the Company’s balance sheet and results of operations, reference is made to the Company’s quarterly supplemental disclosures for the relevant periods furnished on the Company's Current Report on Form 8-K, which is available on the SEC's website at www.sec.gov and on the Company’s website at www.acadiarealty.com.
(2)
Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common shares of the Company were exercised or converted into common shares. The effect of the conversion of units of limited partnership interest (“OP Units”) in Acadia Realty Limited Partnership, the operating partnership of the Company (the “Operating Partnership”), is not reflected in the above table; OP Units are exchangeable into common shares on a one-for-one basis. The income allocable to such OP units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these OP Units would have no net impact on the determination of diluted earnings per share.
(3)
The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. In addition, the Company believes that given the atypical nature of certain unusual items (as further described below), “FFO As Adjusted” is also an appropriate supplemental disclosure of operating performance. FFO, FFO As Adjusted and NOI are presented to assist investors in analyzing the performance of the Company. The Company believes they are helpful as they exclude various items included in net income (loss) that are not indicative of operating performance, such as (i) gains (losses) from sales of real estate properties; (ii) depreciation and amortization, (iii) impairment of depreciable real estate assets related to the Company’s main business and land held for the development of property, and (iv) items that management believes are not reflective of ongoing core operating results, including non-comparable revenues, expenses, gains, and losses. While these adjustments may be subject to fluctuations from period to period, with both positive and negative short-term impacts, management believes that the removal of the impacts of these items enhances our understanding of the operating performance of our properties. The Company’s method of calculating FFO, FFO As Adjusted and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor FFO As Adjusted represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”), nor are indicative of cash available to fund all cash needs, including distributions. Such measures should not be considered as an alternative to net income (loss) for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity.
a.
Consistent with the NAREIT definition, the Company defines FFO As net income (computed in accordance with GAAP) excluding: (i) gains (losses) from sales of real estate properties; (ii) depreciation and amortization; (iii) impairment of real estate assets related to the Company’s main business and land held for the development of property for its operating portfolio; (iv) gains and losses from change in control; and (v) adjustments for unconsolidated partnerships and joint ventures.
b.
Also consistent with NAREIT’s definition of FFO, the Company has elected to include: the impact of the unrealized holding gains (losses) incidental to its main business, including those related to its investments in Albertsons in FFO.
c.
FFO As Adjusted (new metric starting in 2026) begins with the NAREIT definition of FFO and adjusts FFO (or as an adjustment to the numerator within its earnings per share calculations) to take into account FFO without regard to certain unusual items including charges, income and gains that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio.
(4)
The pro-rata share of NOI is based upon the Operating Partnership’s stated ownership percentages in each venture’s operating agreement and does not include the Operating Partnership's share of NOI from unconsolidated partnerships and joint ventures within Investment Management.

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